                                                                   EXHIBIT 10.36

                                 EQUIPMENT LEASE

                                     Between

                    TEWEL CORPORATION, a Delaware corporation

                                     LESSOR,

                                       and

          PETRO STOPPING CENTERS, L.P., a Delaware limited partnership

                                     LESSEE





                              Location of Premises:

                              7265 North Baker Road
                        Fremont, Steuben County, Indiana


                             "Angola Travelers Mall"

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                                TABLE OF CONTENTS

Section                                                                  Page
-------                                                                  ----

1.  LEASE AND DESCRIPTION ................................................ 1

2.  TERM ................................................................. 1

3.  RENTAL ............................................................... 2

4.  WARRANTIES AND REPRESENTATIONS ....................................... 2

5.  USE AND MAINTENANCE .................................................. 2

6.  PERSONAL PROPERTY TAXES AND ASSESSMENTS .............................. 3

7.  INSURANCE AND SUBROGATION ............................................ 4

8.  LOSS OR DESTRUCTION .................................................. 5

9.  INDEMNITY ............................................................ 5

10. ASSIGNMENT ........................................................... 5

11. NON-DISTURBANCE AGREEMENT(S) ......................................... 5

12. DEFAULTS ............................................................. 5

13. MISCELLANEOUS ........................................................ 6


                                      -i-

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                                 EQUIPMENT LEASE
                                 ---------------

     THIS EQUIPMENT LEASE AGREEMENT (the "Lease") is made and entered into as of the 12 day of August, 2002 (the "Effective Date") by and between TEWEL CORPORATION, a Delaware corporation ("Tewel"), whose address 7041 Truck World Blvd., Hubbard, Ohio, 44245, EDWARD T. YASECHKO and EDWARD J. YASECHKO (collectively "Messrs. Yasechko", and together with Tewel, referred to herein collectively as "Lessor"), whose address is c/o Quadland Corporation, 7041 Truck World Blvd., Hubbard, Ohio 44245 and PETRO STOPPING CENTERS, L.P., a Delaware limited partnership ("Lessee"), whose address is 6080 Surety Drive, El Paso, Texas 79905.

     1. LEASE AND DESCRIPTION. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, in consideration for the rentals herein described and the terms, covenants and conditions set forth herein, all furniture, fixtures, trade fixtures, machinery, equipment and other personal property owned by Lessor (the "Equipment"), as more particularly described in Exhibit A attached hereto and made a part hereto, it being intended that the Equipment include all personal property used or useful in connection with the operation of the Angola Travelers Mall situated on the real property municipally known and numbered as 7265 North Baker Road, Fremont, Steuben County, Indiana and being more particularly described on Exhibit B attached hereto and made a part hereof (the "Real Property").

     Contemporaneously with the execution of this Lease, QUADLAND CORPORATION ("Quadland"), an Ohio corporation, as landlord, and Lessee, as tenant, have entered into a Lease Agreement with respect to the Real Property (the "Real Property Lease"). It is intended that this Lease be coterminous with the Real Property Lease, and any termination of the Real Property Lease shall be deemed to automatically effect a termination of this Equipment Lease.

     2. TERM. The initial term (the "Initial Term") of this Lease shall be for a period of ten (10) years, commencing August 12, 2002 (the "Commencement Date") and terminating on August 11, 2012, subject to extension or early termination as herein provided. On the Commencement Date, Lessor shall deliver sole and exclusive possession of the Equipment to Lessee.

     Lessor hereby grants to Lessee, in addition to the Initial Term, the option to renew this Lease for two (2) additional terms of five (5) years each (each a "Renewal Term"), subject to and on the same terms and conditions as herein provided. Each Renewal Term shall be exercised at the election of Lessee by the tender of written notice of Lessee's intention to extend this Lease not less than thirty (30) days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

     Notwithstanding anything to the contrary contained herein, including without limitation that the Commencement Date shall be subsequent to the Effective Date of this Lease, it is the intention of Lessor and Lessee that this Lease be effective between the parties as of the Effective Date and that as of such date, that each of Lessor and Lessee have their respective rights and obligations hereunder.


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     3. RENTAL. Lessee is obligated to pay the Rent to Lessor as defined and provided for under the Real Property Lease in consideration for both the rights thereunder granted with respect to the Real Property and the rights in and to the Equipment herein granted. Accordingly, no rent is payable directly from Lessee to Lessor under the terms of this Lease, it being understood and agreed that the consideration for the lease herein and the agreements, covenants and obligations undertaken by Lessor and Lessee hereunder is reflected in payment of the Rent to Lessor under the terms of the Real Property Lease. Lessor hereby warrants and represents to Lessee that Lessor and Quadland have entered into an agreement as to the allocation of Rent to be paid under the Real Property Lease as between the Real Property and the Equipment. Lessee shall not be liable for any dispute as between Lessor and Quadland and will be deemed to have satisfied its obligation to pay rent hereunder upon delivery of the Rent payable under the Real Property Lease to Quadland.

     4. WARRANTIES AND REPRESENTATIONS. Lessor warrants and represents that it has title to the Equipment free of any liens and encumbrances, except as set forth in Exhibit C attached hereto and made a part hereof (the "Equipment Liens"), and that during the term of this Lease, provided no event of default has occurred hereunder, Lessee's use of the Equipment shall not be interrupted by Lessor or anyone claiming through or under Lessor. Lessor hereby warrants and represents that (i) the Equipment is in working order and in good condition and repair; (ii) the Equipment has been maintained in accordance with good business practices and specifically in accordance with the terms of any guaranty or warranty applicable thereto; (iii) Lessor has used the Equipment in the manner in which it was intended to be used, consistent with all operating manuals and procedures, and otherwise in accordance with all federal, state, and local laws, ordinances, statutes, codes and regulations ("Applicable Laws"); and (iv) the Equipment is suitable and fit for use for the purposes herein leased and the use intended with regards thereto by Lessee. Lessor further warrants and represents that all manufacturer's, vendor's, or dealer's warranties and guarantees applicable to the Equipment are described on Exhibit D attached hereto and made a part hereof (the "Warranties") and that all such Warranties are in full force and effect as of the Effective Date. Lessor authorizes Lessee to assert for Lessor's account, during the term of this Lease, all of Lessor's rights under any such Warranties. Lessor warrants and represents that any Equipment not in proper working order as of the Commencement Date will be immediately repaired or replaced at Lessor's expense. Specifically, Lessor warrants and represents that that certain Lease Agreement #550460 dated as of May 11, 1999, by and between Lessor and GE Capital Corporation (successor in interest to Heller Financial Leasing, Inc.) (the "GE Capital Lease") with respect to certain equipment described thereunder is in full force and effect and there have been no amendments or modifications to the terms and provisions of said GE Capital Lease. Lessor hereby warrants and represents that as of the date hereof no event of default has occurred under the GE Capital Lease and no condition exists which with the giving of notice, lapse of time or both or otherwise would constitute such an event of default. Lessor warrants and represents that it will continue to fulfill its obligations under the GE Capital Lease and that at the expiration of the GE Capital Lease term on May 10, 2004, Lessor will immediately exercise its purchase option under said GE Capital Lease. In the event an event of default occurs under the GE Capital Lease as a result of Lessor's failure to fulfill its obligations under the GE Capital Lease, Lessee shall have the right to cure such default and offset such amounts against future rental installments (as set forth in the Real Property Lease) as the same become due and at Lessee's option, pursue any other remedy available to it at law or in equity.

     5. USE AND MAINTENANCE.

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     (a) During the term of this Lease, Lessee shall use the Equipment in the conduct of Lessee's business and in compliance with all Applicable Laws.

     (b) Subject to the provisions of subparagraph (d) below Lessee, at its expense, will repair and maintain the Equipment in the condition received from Lessor, ordinary wear and tear and damage by casualty and condemnation excepted.

     (c) Lessor shall have the right at all reasonable times, subject to providing reasonable prior written notice to Lessee, to inspect the Equipment.

     (d) In the event that during the term of this Lease the Equipment, or any portion thereof, shall become obsolete, inoperable, unusable, unfit for use or out of repair, and the repair in the opinion of Lessee is not consistent with the best interest of Lessee's business, Lessee may relinquish such portion of the Equipment to Lessor, making the same available to Lessor at the Real Property. In such event Lessee shall give Lessor written notice of its intention to replace such portion of the Equipment and thereafter Lessor shall have a period of fifteen (15) days within which to remove the same from the Real Property, at its sole cost and expense. In the event Lessor fails to reclaim and remove the Equipment within such fifteen (15) day period, Lessor shall be deemed to have abandoned the same and thereafter Lessee shall be free to dispose of such Equipment as Lessee chooses without any obligation or liability to account to Lessor therefore. In the event Lessee elects to replace such portion of the Equipment or in any event install other items of personal property on or about the Real Property for use in connection with Lessee's business thereon (the "Lessee's Equipment"), Lessor, within five (5) days of the request therefor from Lessee, will execute such affidavits, confirmations, agreements, financing statements or other documents to disclaim any ownership or security interest in Lessee's Equipment. Should Lessor fail or refuse to execute any such confirmation, affidavit, agreement, financing statement or document with respect to the Lessee's Equipment, following the request by Lessee, Lessee is hereby appointed attorney in fact, and granted the power of attorney for Lessor, for the purpose of executing the same.

     (e) Upon the expiration of the Initial Term and all applicable Renewal Terms of this Lease, Lessee shall, subject to the provisions of subparagraph (d) above, relinquish to Lessor the right to possession and use of the remaining Equipment originally leased hereunder from to Lessor to Lessee, leaving the same accessible to Lessor at the Real Property, such remaining Equipment to then be in substantially the same condition as of the Effective Date, ordinary wear, tear and obsolescence and damage by casualty and condemnation excepted. At any time during the term of this Lease, and upon the expiration of the Initial Term and all applicable Renewal Terms of this Lease, Lessee shall have the full right and power to remove any of Lessee's Equipment from the Real Property.

     6.  PERSONAL PROPERTY TAXES AND ASSESSMENTS.

     (a) During the term of this Lease, Lessee shall pay, prior to delinquency, all use, personal property and ad valorem taxes or assessments of any kind or nature imposed upon the use and operation of the Equipment by any state or local laws or any governmental taxing authority (collectively, the "Personal Property Taxes").

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     (b) Lessee's obligation for Personal Property Taxes shall be equitably adjusted and pro rated for any portion of the term of this Lease which does not include an entire tax year.

     (c) Nothing herein contained shall require or be construed to require Lessee to pay any inheritance, estate, succession, mortgage or transfer tax, gift, franchise, withholding, income or profit tax, that is or may be imposed upon Lessor, its successors or assigns, in connection with the Equipment, or otherwise.

     (d) Immediately upon receipt of any tax bill, statement or assessment with respect to Personal Property Taxes owing for the Equipment, Lessor shall furnish to Lessee such tax bill, statement or assessment. Lessee shall furnish evidence of the payment of the Personal Property Taxes to Lessor upon the request therefore from Lessor.

     (e) Lessee hereby reserves the right to contest the amount of any Personal Property Taxes in its name or in the name of Lessor, and Lessor hereby covenants and agrees to cooperate with Lessee in all respects with regards thereto, provided that Lessee provides a surety bond or other security reasonably satisfactory to Lessor to protect the Lessor and the Equipment from the enforcement of any lien against the Equipment for any such Personal Property Taxes during the period of contest. Lessor and Lessee agree to cooperate fully with each other in regards to any such tax contest and in the preparation of all tax returns, renditions or reports.

     (f) Should Lessee fail to pay the Personal Property Taxes as provided in this Section 6, Lessor shall provide Lessee written notice of such failure and allow Lessee thirty (30) days from receipt of such notice to pay the same, failing which Lessor, may at its option, pay such Personal Property Taxes, in which event Lessee shall reimburse Lessor upon demand for the costs thereof, together with interest at the rate of l2% per annum as additional rent hereunder from the date of expenditure by Lessor until repayment by Lessee.

     7.  INSURANCE AND SUBROGATION.

     (a) Lessee hereby covenants and agrees during the term of this Lease, at its sole expense, to keep the Equipment fully insured against damage caused by fire and other risks and to maintain liability insurance with respect to the operation of its business in the Real Property, in such amounts, with such insurers and with such coverages as are consistent with the coverages maintained by Lessee in the operation of Lessee's business and other truck stop facilities. Lessee may maintain any insurance coverages required by the terms of this Lease under a blanket policy covering other assets of Lessee.

     (b) During the term of this Lease, Lessee agrees that upon request from Lessor that Lessee will furnish to Lessor copies of the policies or certificates of insurance described in subparagraph (a) above, and with respect to each renewal thereof, evidencing the payment of the premiums due in connection therewith.

     (c) Each fire and liability insurance policy obtained and maintained by either Lessor or Lessee with respect to the Equipment and the Real Property shall contain appropriate clauses pursuant to which the insurance companies issuing such policies (i) waive all rights of subrogation against Lessee or Lessor, as applicable, with respect to losses payable under such policies and/or

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(ii) agree that such policies shall not be invalidated because the insured has hereby waived any and all right of recovery against Lessee for losses covered by such policies.

     (d) Lessor hereby waives any and all rights of recovery which it might otherwise have against Lessee, its directors, officers, partners, servants, agents, or employees, for any loss, injury, or damage to the extent the same could be covered by Lessor's insurance, notwithstanding that such loss, injury, or damage may result from the negligence or fault of Lessee, its directors, partners, officers, servants, agents or employees. Lessee hereby waives any and all right of recovery which it might otherwise have against Lessor, its partners, officers, servants, agents, or employees, for any loss, injury, or damage to the extent the same could be covered by insurance, notwithstanding that such loss, injury or damage may result from the negligence or fault of Lessor, its partners, officers, servants, agents, or employees.

     (e) Lessor hereby covenants and agrees during the term of this Lease to carry and maintain commercial general liability insurance, including contractual indemnification coverage, in an amount of not less than One Million Dollars ($1,000,000.00) per occurrence, combined single limit, for injury and loss of life and property damage, which commercial general liability coverage shall cover any and all occurrences arising prior to the Effective Date of this Lease, regardless of when the claims with regards to such occurrences are asserted. Lessor shall, upon request of Lessee, provide Lessee evidence of such insurance and of the payment of the premiums therefore.

     8. LOSS OR DESTRUCTION. Except as provided in Section 5 (d) above, in the event that during the term of this Lease the Equipment, or any portion thereof, is lost, stolen, destroyed or damaged, upon receipt of the insurance proceeds with respect thereto, Lessee shall, to the extent of the insurance proceeds, cause such Equipment to be repaired or replaced with comparable items.

     9. INDEMNITY. Lessee assumes liability for, and shall indemnify and hold harmless Lessor, its agents and employees from, all liabilities, damages, claims, actions, suits, costs, expenses and disbursements (including, but not limited to, cost of suit, attorneys' fees and other legal expenses) of whatsoever nature, imposed on, incurred by or asserted against Lessor in any way relating to or arising out of Lessee's use or possession of the Equipment, or from any action, omission or default under any of Lessee's undertakings in this Lease, or in any other way related to the Equipment, except as may be occasioned by the negligence, willful misconduct, or bad faith of Lessor, or the breach by Lessor of any of its obligations under this Lease.

     10. ASSIGNMENT.

     (a) Lessee shall have the absolute right to assign Lessee's interest under this Lease, in whole or in part, without the prior written consent of Lessor, provided: (i) Lessee shall not then be in default in the performance and observance of the terms and provisions of this Lease, and (ii) such transferee shall assume all of the obligations of this Lease on the part of Lessee to be performed.

     (b) Should Lessee make an assignment in accordance with the provisions of subparagraph (a) above, Lessee shall not be released from any and all liability under this Lease, except with the written consent of Lessor, which shall not be unreasonably withheld or delayed.

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     11. NON-DISTURBANCE AGREEMENT(S). Upon the execution of this Lease, and as a condition precedent to the obligation of Lessee to pay Rent under the terms hereof and under the Real Property Lease, Lessor shall furnish to Lessee an agreement of non-disturbance in form and substance acceptable in all respects to Lessee and Lessor, executed by the holders of each Equipment Lien.

     12. DEFAULTS.

     (a) Lessee shall be deemed to be in default hereunder if: (i) Lessee fails to pay the Rent due under the Real Estate Lease or any other charges due under this Lease on or before the date on which the same are due, and such failure continues for fifteen (15) days after written notice from Lessor or (ii) Lessee fails to perform or observe any other term or condition contained in this Lease within thirty (30) days after written notice from Lessor specifying such default. In either of such events, Lessor may, immediately or at any time thereafter and upon written notice to Lessee, as Lessor's sole and exclusive remedy, terminate this Lease and repossess the Equipment, all without breach of the peace.

     (b) In the event Lessor fails to perform or observe any term or condition contained in this Lease or the Real Property Lease within thirty (30) days after written notice from Lessee, Lessee may but shall not obligated to (i) cancel this Lease upon written notice to Lessor, (ii) take any action appropriate under the circumstances to preserve its possession and rights under this Lease, (iii) perform any obligation or duty of the Lessor which the Lessor refuses or neglects to perform, and in any such event, Lessee may notify Lessor of the cost and expense thereof in which event Lessor shall, upon demand, immediately reimburse Lessee for said cost and expense, and in the event Lessor fails to reimburse Lessee within fifteen (15) days of the demand therefore, Lessee shall be entitled to offset such amounts against future installments of Rent as the same become due under the Real Property Lease and/or (iv) pursue any other remedy available at law or in equity.

     (c) In the event the default of Lessor or Lessee cannot be cured within the grace periods provided in subparagraphs (a) or (b) above, such default shall be deemed to have been cured if the defaulting party shall have commenced compliance within such grace period, and continues to prosecute the same with due diligence.

     (d) In the event either party, at any time prior to termination of this Lease institutes appropriate legal proceedings to contest the alleged default, then the effect of any notice of default provided under subparagraph (a) above shall be stayed during the pendency of the legal proceeding and no termination shall occur nor may any other rights or remedies be exercised in reliance upon or as a result of such notice, until such time as (i) a final, unappealable order, award or judgment is entered in favor of Lessor and (ii) Lessee has been granted thirty (30) days opportunity to cure the default, subject to the provisions of subparagraph (c) above, subsequent to the date of entry of such final order, award or judgment.

     13. MISCELLANEOUS.

     (a) Lessor may, at its option, in the event of Lessee's failure, omission or inadequate compliance with any of its undertakings hereunder, make all expenditures or do all other such acts and things necessary to fulfill and satisfy Lessee's undertakings; and Lessee shall reimburse

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Lessor upon demand for the costs thereof, together with interest at the rate of
l2% per annum from the date of expenditure by Lessor until the date of reimbursement by Lessee.

     (b) Notices hereunder shall be by certified mail, return receipt requested, by facsimile transmission, or by overnight delivery service (e.g., Federal Express) and addressed, as follows:

if to Lessee to:           Petro Stopping Centers, L.P.
                           6080 Surety Drive
                           El Paso, Texas 79905
                           Attn: Legal Department
                           Phone No. (915) 774-4711
                           Fax No. (915) 774-7366

if to Lessor and
Messrs. Yasechko to:       Tewel Corporation and
                           Quadland Corporation
                           7041 Truck World Blvd.
                           Hubbard, Ohio  44425
                           Attention: Edward Yascehko, President
                           Phone No. (330) 534-1160
                           Fax No. (330) 534-6058

with a copy to:            Ronald James Rice Co., LPA
                           48 West Liberty Street
                           Hubbard, Ohio 44425
                           Fax No. (330) 534-3933

or to such other address or addresses as either party may give to the other, from time to time, by notice as herein provided. Notice shall be deemed given two (2) days after deposit in the United States mail if sent certified mail, next day delivery if by overnight courier service and upon telecopy confirmation if by facsimile transmission. Notice of a change in the identity or address of any person to whom notice of any type is to be given or payment of any monies is to be made, shall be effective only thirty (30) days after receipt.

     (c) Any failure by either Lessor or Lessee to enforce any of the provisions of this Lease shall not be deemed a waiver of any of Lessor's or Lessee's rights or remedies.

     (d) This Lease is executed and delivered pursuant to the Acquisition Agreement and is subject to the terms and conditions thereof. This Lease and the Acquisition Agreement contain the entire agreement between the parties hereto as to the subject matters hereof. No modifications, alterations, changes, waiver or estoppel to this Lease or any of the terms hereof shall be valid or binding unless in writing and signed by a duly authorized officer of the party to be charged.

     (e) Upon the expiration or termination of this Lease, Lessee shall surrender possession of the Equipment in substantially the same condition as of the Effective Date, ordinary wear and tear, damage by fire, the elements, or casualty, excepted, and subject however to the provisions of Section 5(d) herein.

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     (f) All of Lessee's Equipment, trade fixtures, furniture, furnishings, equipment and other personalty owned or installed by Lessee on or about the Real Property before or during the term hereof shall remain Lessee's property, and Lessee, at any time and from time to time, including but not limited to the expiration or termination of this Lease, may, but shall not be obligated to remove the same.

     (g) Should Lessee holdover after the expiration of the term, such holding over shall be deemed a tenancy from month-to-month subject to the provisions, conditions and covenants in this Lease and such tenancy may be terminated upon one (1) month's notice in writing by either party to the other.

     (h) The various rights and remedies of Lessor and Lessee reserved herein shall be deemed to be cumulative, and, unless otherwise expressed herein to the contrary, no one of them shall be deemed to be exclusive of any of the other rights, or remedies as are now permitted, or may be hereafter allowed either by law or in equity.

     (i) The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors, and assigns.

     (j) If any term or provision of this Lease shall, to any extent, be held invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall continue to be valid and be enforced to the fullest extent permitted by law.

     (k) Lessor and Quadland have jointly operated the Real Property and the Equipment prior to the Effective Date of this Lease. While Quadland is the record owner of the Real Property, the buildings, improvements and certain of the personal property situated thereon, certain of the Equipment is owned by Lessor. Quadland hereby consents to the transactions contemplated herein, and does hereby lease all of its right, title and interest in and to the Equipment to Lessee, subject to the terms of this Lease. By execution hereof Quadland agrees to be bound by the provisions of this Lease, hereby makes each and every covenant, representation and agreement made herein by Lessor to the extent of its ownership interest in and to the Equipment and hereby assumes and agrees to perform each and every obligation imposed upon the Lessor hereunder, to the extent of its ownership of the Equipment.

     (l) Lessor, Quadland and Lessee agree to execute a Memorandum of this Lease in the form of Exhibit E attached hereto and made a part hereof for recording in the County Clerk's Records of Steuben County, Indiana, and in the Uniform Commercial Code Record of Steuben County, Ohio and in the Ohio and Indiana Secretary of State's Offices.

     (m) This Lease shall be governed by and construed in accordance with the laws of the State of Indiana (other than the choice of law principles thereof).

     (n) (i) Whenever the words "Lessor" and "Lessee" appear herein, each shall be applicable to one or more persons, as the case may be, the singular shall include the plural, and the neuter to include the masculine and feminine, and if there shall be more than one, the obligations hereunder shall be joint and several.

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          (ii)  Wherever in this Lease reference is made to the "term hereof", the same shall be deemed to read "as extended" so as to include the period of extensions if Lessee shall exercise its option(s) to extend.

          (iii) The identity of the draftsperson of this Lease, be it Lessor or Lessee, shall not affect the interpretation of this Lease.

          (iv) The headings used for the various Articles herein contained are for convenient references only, and are not intended to define, construe or in any manner limit the contents of such Articles.

          (v) This Lease may be executed in multiple counterpart copies, each of which shall be deemed an original and all of which when taken together shall constitute one in the same agreement.

     IN WITNESS WHEREOF, Lessor and Lessee have caused these presents to be signed by their respective duly authorized officers, and their corporate seals (if applicable) to be affixed hereto, as of the Effective Date.

                                      LESSOR:

                                      TEWEL CORPORATION, a Delaware corporation


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      QUADLAND CORPORATION, an Ohio corporation


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      ------------------------------------------
                                      EDWARD T. YASECHKO


                                      ------------------------------------------
                                      EDWARD J. YASECHKO


                                      LESSEE:

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                                      PETRO STOPPING CENTER, L.P., a
                                      Delaware limited partnership

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

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